Exhibit 99.1

Integrity Applications Receives CE Mark Approval for Six-Month
Calibration Validity of GlucoTrack® DF-F

Calibration Validity Now Corresponds to Lifespan of Personal Ear Clip

ASHKELON, Israel – March 17, 2014 -- Integrity Applications, Inc. (IGAP), developer of the GlucoTrack® model DF-F noninvasive blood glucose measurement device, received CE Mark approval from Dekra Certification B.V., its Notified Body in the European Union, to extend its claim from a monthly recalibration to a six-month calibration validity of the GlucoTrack model DF-F device.

With this extended validity, the initial calibration of the GlucoTrack model DF-F device will be valid for the entire six-month approved lifespan of the Personal Ear Clip (PEC), adding yet another important advantage to using GlucoTrack DF-F. Prior to receiving this validation, Integrity had obtained a CE Mark for GlucoTrack DF-F in Europe based upon a monthly recalibration.

Avner Gal, President and CEO of Integrity Applications, said, “Official confirmation of our claim that the calibration of GlucoTrack model DF-F is valid for a full six months is a major advantage of our device, as users are now only required to calibrate the device twice a year, when they replace the PEC. Recalibration is a major hurdle in noninvasive measurements, especially in noninvasive glucose monitors, and to the best of our knowledge, GlucoTrack is the only glucose monitoring device with this feature.”

About GlucoTrack®

GlucoTrack features a small sensor that clips to the earlobe and measures the wearer’s blood glucose level by taking measurements using three technologies. The measurements are analyzed using a proprietary algorithm and displayed on a small handheld device, the size of a mobile phone. The derived blood glucose measurement is also announced verbally, making it suitable for the elderly and vision-impaired diabetes patients. The company has obtained a CE Mark for its GlucoTrack Model DF-F in Europe (June 2013) and intends to seek Food and Drug Administration approval for GlucoTrack in the United States.

To watch a video detailing the benefits of GlucoTrack, please visit the following link: http://www.integrity-app.com/the-glucotrack/

About Integrity Applications, Inc.

Integrity Applications, Inc. is a medical device company focused on the design, development and commercialization of non-invasive glucose monitoring devices for use by people with diabetes. Integrity Applications has developed the GlucoTrack model DF-F non-invasive glucose monitoring device, which is designed to help people with diabetes obtain blood glucose level measurements without the pain, inconvenience, incremental cost and difficulty or discomfort of conventional (invasive) spot finger stick devices. Integrity Applications works primarily through its wholly-owned Israeli subsidiary, A.D. Integrity Applications, Ltd. For more information please visit www.integrity-app.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "expect," and "will," are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect Integrity Applications’ actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Integrity Applications’ results include, but are not limited to, the ability of Integrity Applications to successfully commercialize the GlucoTrack DF-F; the ability of the GlucoTrack DF-F to achieve acceptable pricing, adequate third party reimbursement or market acceptance; the ability of Integrity Applications to manage its growth and the expansion of its operations to include commercialization activities; risks relating to the use of third party manufacturers; risks relating to the development of Integrity Applications’ sales, marketing and distribution capability, either on its own or through collaborations with marketing partners; and the additional risk factors described in Integrity Applications’ filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.

Contact:

Integrity Applications
Avner Gal, +972 (8) 675-7878
President and CEO
info@integrity-app.com
or
Dian Griesel Int’l.
Investor Relations:
Cheryl Schneider
cschneider@dgicomm.com
or
Public Relations:
Susan Forman
sforman@dgicomm.com
or
Laura Radocaj
lradocaj@dgicomm.com
+1 (212) 825-3210